Exhibit 23.1

BECKSTEAD AND WATTS, LLP
CERTIFIED PUBLIC ACCOUNTANTS
                                                         3340 Wynn Road, Suite C
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                              702.362.0540 (fax)

                                           INDEPENDENT AUDITORS' CONSENT

To Whom It May Concern:

We have issued our report dated October 8, 2002, accompanying the financial statements of Pender International, Inc. on Form 10-SB for the period of August 26, 1998 (inception date) through June 30, 2002. We hereby consent to the independent auditor's report in the Registration Statement of Pender International, Inc. We also hereby consent to the reference to our firm under "experts" in their prospectus.

Signed,

/s/ Beckstead and Watts, LLP

October 18, 2002